UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2017

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On August 7, 2017, Old National Bancorp ("ONB") and Anchor Bancorp, Inc. ("Anchor") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Anchor will merge with and into ONB whereupon the separate corporate existence of Anchor will cease and ONB will survive (the "Merger"). In connection with the Merger, Anchor Bank, National Association, a wholly owned subsidiary of Anchor, will be merged with and into Old National Bank, a national banking association and wholly owned subsidiary of ONB, with Old National Bank as the surviving bank (the "Bank Merger"). The Merger Agreement is described in more detail in ONB’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2017.

As of October 13, 2017, ONB has received regulatory approval for the Bank Merger from the Office of the Comptroller of the Currency and a waiver for the regulatory approval of the Merger by the Federal Reserve. The Merger is expected to be effective November 1, 2017, subject to Anchor shareholder approval and customary closing conditions.

ONB incurred $0.4 million in merger and integration charges in the 3rd quarter of 2017. It expects to incur merger and integration charges of approximately $16 million in the 4th quarter of 2017 and $9 million in 2018. ONB expects to complete the systems conversion in the 2nd quarter of 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed Merger between ONB and Anchor. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed Merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed Merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and Anchor’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and Anchor to execute their respective business plans (including integrating the ONB and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and ONB undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

October 16, 2017	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: EVP, Chief Legal Counsel and Corporate Secretary